UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 20, 2013
Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01    Regulation FD Disclosure.
Arch Capital Group Ltd. (the “Company”) announced that, on June 20, 2013, the Arizona receivership court provided the required approval of the acquisition by certain of the Company's subsidiaries (collectively, “Arch U.S. MI”) of (1) CMG Mortgage Insurance Company and certain of its affiliates from its current owners, PMI Mortgage Insurance Co. in rehabilitation (“PMI”), which has been under the receivership of the Arizona Department of Insurance since 2011, and CMFG Life Insurance Company, and (2) PMI's mortgage insurance operating platform and certain related assets from PMI. The transaction is also subject to approvals of the applicable regulators and approvals by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation of Arch U.S. MI as an eligible insurance carrier in the U.S. mortgage insurance marketplace, as well as the satisfaction of customary closing conditions. If these approvals are obtained, it is expected the transaction will close during the latter part of 2013.
The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: June 24, 2013	By:	/s/ Marc Grandisson
		Name:	Marc Grandisson
		Title:	Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group

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